Exhibit 10.1

Lease Agreement

For

11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052

Between

11500 South Eastern Avenue, LLC,

a Nevada limited liability company

“Landlord”

and

Spectrum Pharmaceuticals, Inc.,

a Delaware corporation

“Tenant”

LEASE AGREEMENT

DEFINITIONS	3

1.1 Commencement Date	3

1.2 Lease Term	3

1.3 Property	3

1.4 Leased Premises	3

1.5 Building	3

1.6 Tenant’s Allocated Share	3

1.7 Permitted Use	3

1.8 Tenant’s Minimum Liability Coverage	3

1.9 Address for Notices	3

1.10 Additional Definitions	3

1.11 Prepaid Rent	4

1.12 Security Deposit	4

DEMISE AND POSSESSION	4

2.1 Lease of Premises	4

2.2 Construction of Improvements	4

2.3 Delivery and Acceptance of Possession	4

2.4 Early Occupancy	4

RENT	4

3.1 Base Monthly Rent	4

3.2 Additional Rent	4

3.3 Payment of Rent	5

3.4 Late Charge and Interest Upon Default	5

3.5 Security Deposit	5

3.6 Prepayment of Rent	5

USE OF LEASED PREMISES	5

4.1 Limitation on Use	5

4.2 Compliance with Laws and Private Restrictions	6

4.3 Insurance Requirements	6

4.4 Outside Areas	6

4.5 Signs	6

4.6 Rules and Regulations	7

4.7 Window Covering	7

4.8 Auctions	7

4.9 Parking	7

4.10 Access and Security	7

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TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS	8

5.1 Trade Fixtures	8

5.2 Leasehold Improvements	8

5.3 Alterations Required by Law	8

5.4 Landlord’s Improvements	8

5.5 Liens	8

REPAIR, MAINTENANCE, SERVICES AND UTILITIES	9

6.1 Repair and Maintenance	9

6.2 Landlord’s Obligations	9

6.3 Tenant’s Repair Obligations	9

6.4 Services and Utilities, Landlord’s Obligation	9

6.5 Services and Utilities, Tenant’s Obligation	9

6.6 Excess Usage by Tenant	10

6.7 Provider of Services	10

6.8 Energy and Resource Consumption	10

6.9 No Rent Reduction or Abatement	10

6.10 Tenant’s Obligation to Reimburse	11

6.11 Common Operating Expenses Defined	11

6.12 Control of Common Area	12

6.13 Tenant’s Negligence	12

WASTE DISPOSAL	13

7.1 Waste Disposal	13

REAL PROPERTY TAXES	13

8.1 Real Property Taxes Defined	13

8.2 Tenant’s Obligation to Reimburse	13

8.3 Taxes on Tenant’s Property	14

INSURANCE	14

9.1 Tenant’s Insurance	14

9.2 Landlord’s Insurance	15

9.3 Tenant’s Obligation to Reimburse	15

9.4 Release and Waiver of Subrogation	15

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY	16

10.1 Limitation on Landlord’s Liability	16

10.2 Indemnification of Landlord	16

10.3 Indemnification of Tenant	16

DAMAGE TO LEASED PREMISES	16

11.1 Landlord’s Duty to Restore	16

11.2 Landlord’s Right to Terminate	17

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11.3 Tenant’s Right to Terminate	17

11.4 Abatement of Rent	18

11.5 Waiver of Statutory Rights	18

CONDEMNATION	18

12.1 Taking of Leased Premises	18

12.2 Restoration Following the Taking	18

12.3 Abatement of Rent	18

12.4 Temporary Taking	18

12.5 Division of Condemnation Award	18

12.6 Waiver of Statutory Rights	18

DEFAULTS AND REMEDIES	19

13.1 Events of Tenant’s Default	19

13.2 Landlord’s Remedies	19

13.3 Cumulative Remedies of Landlord	20

13.4 Landlord’s Default and Tenant’s Remedies	20

13.4 Waiver	20

ASSIGNMENT AND SUBLETTING	20

14.1 By Tenant	20

14.2 By Landlord	22

TERMINATION	22

15.1 Surrender of the Leased Premises	22

15.2 Holding Over	23

GENERAL PROVISIONS	23

16.1 Landlord’s Right to Enter	23

16.2 Subordination	23

16.3 Tenant’s Attornment	24

16.4 Mortgagee Protection	24

16.5 Estoppel Certificates and Financial Statements	24

16.6 Notices	24

16.7 Attorneys’ Fees	24

16.8 Corporate Authority	25

16.9 Additional Definitions	25

16.10 Nevada Law	25

16.11 Miscellaneous	25

16.11 Limitation on Tenant’s Recourse	26

16.12 Brokers and Agents	26

16.13 Entire Agreement	26

16.14 Waiver of Jury Trial	26

iii

BASIC LEASE INFORMATION

Lease Date: April 7, 2014

Landlord: 11500 South Eastern Avenue, LLC, a Nevada limited liability company

Tenant: Spectrum Pharmaceuticals, Inc., a Delaware corporation

Commencement Date: May 1, 2014

Lease Term: Sixty (60) Months

Base Year: 2014

Property Description: 11500 South Eastern Avenue, Henderson, Nevada 89052

Approximate Property Gross Rentable Area: 40,794 square feet

Premises Description: 11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052

Approximate Premises Gross Rentable Area: 11,507 square feet

Approximate Premises Gross Useable Area: 9,090 square feet

Tenant’s Allocated Share: 28.68%

Tenant’s Permitted Use: General office and other legally permitted uses compatible with office buildings of comparable quality to the Building, but only to the extent permitted by the City in which the Leased Premises are located and all agencies and governmental authorities having jurisdiction of the Leased Premises.

Tenant’s Minimum Liability Insurance Coverage: $1,000,000 each occurrence (excluding products) and $2,000,000 general aggregate

Prepaid Rent: $21,287.95

Security Deposit: None.

Base Monthly Rent:

Period	Base Monthly Rent
Months 1-4	$0.00 (Full Service Gross)*
Months 5-12	$21,287.95 (Full Service Gross)
Months 13-24	$21,863.30 (Full Service Gross)
Months 25-36	$22,438.65 (Full Service Gross)
Months 37-48	$23,589.35 (Full Service Gross)
Months 49-60	$24,164.70 (Full Service Gross)

Landlord’s Address For Notices:	11500 South Eastern Avenue, LLC
c/o Commercial Property Advisors, LLC
8965 South Eastern Avenue, Suite 300
Las Vegas, Nevada 89123
Attention: Mary Rossetti
Phone: (702) 547-1115
Fax: (702) 547-1121

With copy to:	Kevin Nishida
Sky River Management
3465 Waialae Ave. Suite 220
Honolulu, HI 96816
Phone: 808-748-1417
Fax: 808-585-7540

Tenant’s Address For Notices:	Spectrum Pharmaceuticals, Inc.
11500 S. Eastern Avenue, Suite 240
Henderson, Nevada 89052
Attention: Head of Legal Department
Phone: (702) 835-6434

With copy to:	Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, CA 92618
Attention: Chief Financial Officer
Phone: (949) 743-9278

Brokers: Voit Real Estate Services, representing the Tenant, and Commercial Property Advisors, LLC, representing Landlord. See Section 16.12 below.

Exclusive Parking: None.

Non-Exclusive Parking: Tenant’s Allocated Share.

Guarantor: Not Applicable.

This Basic Lease Information Document is part of that certain lease agreement between the parties for the premises, referenced above, and the terms of this document are incorporated into the lease agreement and the terms of the lease agreement are incorporated into this document. In the event of a conflict between this Basic Lease Information and the terms of the Lease Agreement, the terms of the Lease Agreement shall control.

LEASE AGREEMENT

This Lease Agreement is dated as of the date on the Basic Lease Information Page, for reference purposes only, by and between Landlord and Tenant who agree as follows.

ARTICLE 1

DEFINITIONS

1.1 Commencement Date: The term “Commencement Date:” shall mean the date set forth on the Basic Lease Information Page.

1.2 Lease Term: The term “Lease Term” shall mean the term of this Lease set forth on the Basic Lease Information Page, commencing on the Commencement Date (plus any partial month, if any, immediately following the Commencement Date if not included in the Lease Term so that the Lease Term ends on the last day of a calendar month).

1.3 Property: The term “Property” shall mean that real property with all improvements now or hereafter located thereon set forth on the Basic Lease Information Page and depicted on Exhibit “A”, if attached, the aggregate gross rentable area of which is the amount set forth on the Basic Lease Information Page (the “Property Gross Rentable Area”); provided, however, that Landlord may change the boundaries and composition of the Property by adding or improving land and/or buildings and thereafter the term “Property” shall refer to such real property as so enlarged or reduced and the amount of the “Property Gross Rentable Area” shall be appropriately adjusted. Tenant acknowledges that there exists various methods of measuring square footages and the square footages set forth herein are deemed to be correct regardless of later different measurements by Landlord or Tenant. Tenant has had the opportunity to take square footage measurements and is entering into this Lease knowing that the square footages herein are final and binding.

1.4 Leased Premises: The term “Leased Premises” shall mean that portion of the Property set forth on the Basic Lease Information Page and hatch marked on Exhibit “B”, if attached, containing approximately the gross rentable area set forth on the Basic Lease Information Page (“Tenant’s Gross Rentable Area”). Tenant acknowledges that there exists various methods of measuring square footages and the square footages set forth herein are deemed to be correct regardless of later different measurements by Landlord or Tenant. Tenant has had the opportunity to take square footage measurements and is entering into this Lease knowing that the square footages herein are final and binding.

1.5 Building: The term “Building” shall mean the structure in which the Leased Premises are located.

1.6 Tenant’s Allocated Share: The term “Tenant’s Allocated Share” shall mean the percentage obtained by dividing Tenant’s Gross Rentable Area by the Property Gross Rentable Area, which as of the date of this Lease is set forth on the Basic Lease Information Page.

1.7 Permitted Use: The term “Permitted Use” shall mean only the use set forth on the Basic Lease Information Page.

1.8 Tenant’s Minimum Liability Coverage: The term “Tenant’s Minimum Liability Insurance Coverage” shall mean the amount set forth on the Basic Lease Information Page.

1.9 Address for Notices: The term “Address for Notices” shall mean the addresses set forth on the Basic Lease Information Page.

1.10 Additional Definitions: Additional definitions are set forth in Paragraph 16.9, below.

1.11 Prepaid Rent: The term “Prepaid Rent” shall mean the sum set forth on the Basic Lease Information Page.

1.12 Security Deposit: The term “Security Deposit” shall mean the sum set forth on the Basic Lease Information Page.

ARTICLE 2

DEMISE AND POSSESSION

2.1 Lease of Premises: Landlord hereby leases to Tenant and Tenant leases from Landlord, upon the terms and conditions of this Lease, the Leased Premises together with (i) the non-exclusive right to use not more than Tenant’s Allocated Share of the non-reserved parking spaces within the Common Area (subject to the limitations set forth in paragraph 4.9) which right is non-exclusive unless otherwise expressly set forth on the Basic Lease Information Page, (ii) the non-exclusive right to use the surface of the Common Area for ingress to and egress from the Leased Premises and (iii) the non-exclusive right to use the Common Area of the Property as is available for all tenants of the Property consistent with the intended use of such common areas by all tenants. Tenant’s lease of the Leased Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, easements and other matters of public record (none of which prohibit the use of the Leased Premises for general office use), and (iii) the reasonable rules and regulations from time to time promulgated by Landlord pursuant to paragraph 4.6.

2.2 Construction of Improvements: Any improvement work, and the payment therefore, to be performed by either Landlord or Tenant shall be set forth on a separate work agreement to be attached hereto as Exhibit “C”.

2.3 Delivery and Acceptance of Possession: Landlord shall deliver possession of the Leased Premises to Tenant upon the Commencement Date, or such earlier date as may be agreed upon between Landlord and Tenant, in writing. If the commencement date is not a fixed date set forth on the Basic Lease Information Page, then promptly upon Tenant commencing to operate its business upon the Leased Premises, Landlord and Tenant shall execute the supplemental agreement attached as Exhibit “D” setting forth the Commencement Date of this Lease. By taking possession of the Leased Premises, Tenant shall be conclusively deemed to have accepted the Leased Premises in its then existing condition “AS IS”.

2.4 Early Occupancy: If Landlord allows Tenant early occupancy, such shall only be pursuant to a written agreement and in such case the following shall apply, in addition to other terms and conditions as may be agreed upon between Landlord and Tenant in writing: (a) such occupancy may not interfere with Landlord’s contractors; and (b) Tenant must comply with all provisions of this Lease (except payment of Base Monthly Rent, unless otherwise agreed in writing) as though the Commencement Date had occurred, including, but not limited to, insurance requirements. Unless otherwise agreed, in writing, Tenant shall not be responsible for the payment of Base Monthly Rent during the early occupancy, however, Tenant shall be responsible for all other lease obligations as though the Commencement Date had occurred, including, but not limited to the payment of Tenant’s Allocated Share of operating expenses.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord Base Monthly Rent as set forth on the Basic Lease Information Page.

3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent (the “Additional Rent”), (a) any late charges or interest due Landlord pursuant to paragraph 3.4, (b) Tenant’s share of the increase in Common Operating Expenses as provided in paragraph 6.10 over the Common Operating Expenses for the Base Year, (c) Tenant’s share of the increase in Real Property Taxes as provided in paragraph 8 over the Real Property Taxes for the Base Year, (d) Landlord’s share of the consideration received by Tenant from Transfers as provided in paragraph 14.1, and (e) any other charges due Landlord pursuant to this Lease.

3.3 Payment of Rent: The Base Monthly Rent shall be paid in advance on the first day of each calendar month during the Lease Term. Any additional rent shall be due and payable as set forth in this Lease or, if not specifically set forth, upon the date such charges are incurred. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor, to Landlord at its address set forth above or at such other place as Landlord may designate from time to time in advance by written notice. Tenant’s obligation to pay rent (including common operating expenses and taxes) shall be prorated at the commencement and expiration of the Lease Term. If prorated at the commencement, and the Lease Summary Information Sheet does not set forth one full month’s rent plus the first partial months rent, Tenant, on the first day of the first complete month following the Commencement Date, shall pay the balance of the first partial month as well as the first complete month.

3.4 Late Charge and Interest Upon Default: If any rent or other monetary obligation is not received by Landlord within five (5) days after it becomes due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent rent. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monetary obligation or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any monetary obligation due under this Lease in a timely fashion, or for any other default. If any monetary obligation remains delinquent for a period in excess of thirty (30) days, then, in addition to such late charge, Tenant shall pay to Landlord interest on such monetary obligation at the maximum legal interest rate allowed by law between contracting parties.

3.5 Security Deposit: Intentionally Deleted.

3.6 Prepayment of Rent: Tenant has paid to Landlord the Prepaid Rent concurrently with its execution of this Lease, as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

ARTICLE 4

USE OF LEASED PREMISES

4.1 Limitation on Use: Tenant shall use the Leased Premises throughout the Lease Term solely for the Permitted Use (as described in Article 1) and for no other use. Tenant shall not do anything in or about the Leased Premises which shall (a) interfere with the rights of other tenants, if any, or other individuals outside the Leased Premises, (b) cause structural injury to the Leased Premises, or (c) cause damage to any part of the Leased Premises, except to the extent reasonably necessary for the installation of Tenant’s equipment and Trade Fixtures, and then only in a manner which has been first approved by Landlord and in which Tenant can repair the same upon expiration or termination of this Lease. Tenant shall not operate any equipment within the Leased Premises which shall injure, vibrate or shake the Leased Premises, which will overload existing electrical systems or other mechanical equipment servicing the Leased Premises, or which shall impair the efficient operation of the sprinkler system (if any) or the heating, ventilating or air conditioning (“HVAC”) equipment servicing the Leased Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Leased Premises shall be contained and disposed of so that they do not create a fire or health hazard, damage the Leased Premises, or interfere with the business of other tenants, if any, or any other individuals outside the Leased Premises. Tenant shall not change the exterior of the Building or install any equipment or antennas on the building, and Tenant shall keep the Leased Premises in a clean, attractive and good condition, free from any nuisances.

A. Hazardous Substances. The term, “Hazardous Substance,” as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Leased Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous

Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof. Tenant shall not engage in any activity in or about the Leased Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Laws. Tenant may not store, use nor bring any Hazardous Substance upon the Leased Premises. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Laws, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use does not expose the Leased Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor. Landlord and/or Landlord’s consultants may inspect the Leased Premises at any and all times to assure Tenant is in compliance with any and all laws applicable to Hazardous Substances. Tenant shall indemnify, defend and hold Landlord harmless from any actions, claims, liabilities or losses which might occur as a result of the presence of Hazardous Substances as a result of the actions of Tenant or its agents, employees and contractors.

B. Landlord Obligations. Landlord, at its sole cost and expense and not as a Common Operating Expense, shall be obligated to remove any Hazardous Substances existing prior to the commencement of tenant improvement construction, and Landlord shall indemnify, defend and hold Tenant harmless from any future actions, claims, liabilities or losses which might occur as a result of the presence of Hazardous Substances as a result of the actions of Landlord or its agents, employees and contractors. Further, Landlord’s cost for the removal of Hazardous Substances in the Building or in any other location affecting the Property shall be excluded from Common Operating Expenses so as not to be passed through to Tenant.

4.2 Compliance with Laws and Private Restrictions: Tenant shall not use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall promptly comply with all Laws and Private Restrictions, now in affect or hereafter adopted (provided, however, Landlord shall not agree to any Private Restrictions during the Lease Term that would have an effect of prohibiting or impeding any Permitted Use), and shall indemnify and hold Landlord harmless from any liability resulting from Tenant’s failure to do so.

4.3 Insurance Requirements: Tenant shall not use the Leased Premises in any manner which will cause the existing rate of insurance upon the Leased Premises to be increased or cause a cancellation of any insurance policy covering the Leased Premises, and shall not sell, keep or use any article in or about the Leased Premises which is prohibited by Landlord’s fire and property damage insurance. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.4 Outside Areas: No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain outside of the building upon the Leased Premises except in fully fenced and screened areas outside the building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.5 Signs: At Tenant’s sole cost and expense, and subject to all applicable laws, Tenant shall be provided with lobby directory signage, Tenant shall be entitled to the use of Tenant’s Allocated Share of the East monument sign in front of the Building (i.e., the monument sign to the right of the entrance to the Building), and Tenant shall be permitted to install signage upon the entry door to the Premises, subject, however, to Landlord’s prior written consent as to the materials, size, style, color and aesthetics of such signs, such consent not to be unreasonably withheld or delayed. Except as set forth in the immediately preceding sentence, Tenant shall not place on any portion of the Property any sign, placard, lettering, banner, displays, or other advertising or communicative material which is visible from the exterior of the Building, upon the Leased Premises, including, but not limited to, the windows of the Leased Premises, without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and Private Restrictions and shall be installed at the expense of Tenant. If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed by it and repair any damage caused by such removal, including but not limited to repainting so that the repaired surface matches the surrounding surface. Tenant shall at all times maintain its Premises signs in good condition and repair, and Landlord shall maintain the Building monument signs and the lobby directory signage.

4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of Landlord’s property of which the Leased Premises are a part, for the safety, care, cleanliness and orderly management of the Property (“Rules and Regulations”). The Rules and Regulations currently in place at the Property are set forth on Exhibit “E” attached hereto, and such Rules and Regulations and any successor Rules and Regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such Rules and Regulations. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation of any such Rules and Regulations by any other person to whom such Rules and Regulations apply.

4.7 Window Covering: If Landlord designates a standard window tinting for use throughout the Leased Premises, Tenant shall use this standard window covering to cover all windows in the Leased Premises.

4.8 Auctions: Tenant shall not conduct or permit to be conducted on any portion of the Leased Premises, any sale of any kind other than in the ordinary course of business, including (a) any public or private auction, fire sale, going out of business sale, distress sale, or other liquidation sale, or (b) any so-called flea market, open-air market, or any other similar activity.

4.9 Parking: Tenant shall have the non-exclusive right to use not more than the number of non-assigned parking spaces described in paragraph 2.1(i) for its use and the use of its employees and invitees, the location of which may be designated from time to time by Landlord (Landlord shall uniformly enforce such right against all tenants at the Property). Tenant shall not at any time use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. If the Property contains tenants other that the Tenant hereunder: Tenant shall not have the exclusive right to use any specific parking space unless expressly agreed to in the Basic Lease Information Page; Landlord has the right to assign to one or more tenants the exclusive right to parking spaces as designated by Landlord (and Tenant shall not park in such spaces), provided, however, Landlord agrees that with respect to any exclusive parking rights granted to other tenants, Landlord shall grant Tenant similar exclusive parking rights; within ten (10) business days after written request therefor from Landlord, Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers and Tenant shall thereafter from time to time notify Landlord of any changes in such list; Landlord reserves the right, to have any vehicles owned by Tenant or its employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost; and Tenant shall not at any time park or permit the parking of its vehicles or the vehicles of others adjacent to loading areas so as to interfere in any way with the use of such loading areas. Tenant shall not at any time park or permit the parking of its vehicles or the vehicles of others on any portion of the Property not designated by Landlord as a parking area. All trucks and delivery vehicles used for delivering goods to Tenant shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Property, and (iii) permitted to remain on the Property only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking on the Property (including, but not limited to, granting exclusive parking privileges), whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord.

4.10 Access and Security: Tenant shall have access twenty-four (24) hours per day, seven (7) days per week, and fifty-two (52) weeks per year to the Leased Premises, the common areas of the Property (as may be changed and modified by Landlord at its sole discretion from time to time) designated for the common use by all tenants. Tenant shall (1) lock the doors to the Leased Premises and Property and take other reasonable steps to secure the Leased Premises and the personal property of all parties upon the Leased Premises from unlawful intrusion, theft and other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Leased Premises by or for the benefit of the Tenant (such as locks, fire sprinklers and burglar alarms); and (3) cooperate with Landlord and all other tenants in the Building on Building safety matters and safety and security matters affecting the common areas and parking lot of the Building and property from unlawful intrusion, theft and other hazards. Tenant acknowledges that any security or safety measures employed by Landlord are for the protection of Landlord’s own interests; that Landlord is not a guarantor of security or safety of the Tenant or their property; and that security and safety matters are the responsibility of Tenant and local law enforcement authorities.

ARTICLE 5

TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

5.1 Trade Fixtures: Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade fixtures required in the conduct of its business in the Leased Premises. All Trade Fixtures shall remain Tenant’s property.

5.2 Leasehold Improvements: Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord’s prior approval if the cumulative cost therefor exceeds Ten Thousand Dollars ($10,000.00) or such work affects the structural parts or exterior of the Building, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld or delayed. All such approved Leasehold Improvements shall be installed by Tenant at Tenant’s expense, using a licensed and financially sound contractor first approved by Landlord, in substantial compliance with the approved plans and specifications therefor. All construction done by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Leasehold improvements until (a) all required governmental approvals and permits shall have been obtained, (b) all requirements regarding insurance imposed by this Lease shall have been satisfied, (c) Tenant shall have given Landlord at least five (5) days prior written notice of the actual date for which such construction shall commence, (d) Tenant shall have notified Landlord by telephone of the commencement of construction on or before the day it commences, and (e) Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9. All Leasehold Improvements shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Leased Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Leasehold Improvements in accordance with the provisions of Article 15, then Tenant shall so remove such Leasehold Improvements and restore the Leased Premises to their condition prior to the installation of such improvements prior to the expiration or sooner termination of the Lease Term.

5.3 Alterations Required by Law: Tenant shall comply with all laws, rules and regulations that are now in effect or may hereafter be applicable to the Leased Premises. Without limiting the foregoing, Tenant shall make all alterations, additions or changes, of any sort, whether structural or otherwise, to the Leased Premises that is required by any Law (a) for Tenant to operate its business upon the Leased Premises (to the extent any Law is specifically applicable to Tenant’s business and not generally applicable to businesses using property for general office use), (b) because of Tenant’s use or change of use of the Leased Premises, (c) because of Tenant’s application for any permit or governmental approval, or (c) because of Tenant’s construction or installation of any Leasehold Improvements or Trade Fixtures.

5.4 Landlord’s Improvements: All fixtures, improvements or equipment which are installed or constructed on or attached to the Leased Premises shall become a part of the realty and belong to Landlord. The provisions of this Lease shall in no way restrict or prohibit the right of the Association or Declarant (as defined therein) to make repairs, construct improvements, or otherwise exercise their rights under the Private Restrictions.

5.5 Liens: Tenant shall keep the Leased Premises and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises, if any claim of lien is recorded. Tenant shall bond against or discharge the same within thirty (30) days after the same has been recorded against the Leased Premises. Should any lien be filed against the Leased Premises or any action commenced affecting title to the Leased Premises, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

ARTICLE 6

REPAIR, MAINTENANCE, SERVICES AND UTILITIES

6.1 Repair and Maintenance: Except in the case of damage to or destruction of the Premises, the Building or the Property subject to the provisions of Article 11 of this Lease, the parties shall have the obligations and responsibilities with respect to the repair and maintenance of the Premises, the Building and the Common Areas as set forth in this Article 6.

6.2 Landlord’s Repair Obligations: Landlord shall, at all times during the Lease Term, continuously maintain in good order, condition and repair (a) the exterior and structural parts of the Building (including foundation, load-bearing and exterior walls, sub-flooring and roof); (b) the Common Areas (including all walkways, driveways, parking areas and landscaped areas within the Property and the common entryways, lobbies, corridors and common area restrooms within the Building); and (c) the electrical, mechanical, utility, plumbing, sewage and heating, ventilating and air conditioning systems installed or furnished by Landlord to service the Building.

6.3 Tenant’s Repair Obligations: Except for the services furnished by Landlord pursuant to Section 6.4 below, Tenant shall, at all times during the Lease Term, continuously maintain in good order, condition and repair the Premises and every part thereof and all appurtenances thereto.

6.4 Services and Utilities, Landlord’s Obligation: During the Lease Term, Landlord agrees to furnish at the following times the following services:

A. At all times, so long as it is available from the appropriate utility company, water in the Common Area restrooms within the Building sufficient for lavatory purposes and at designated locations within the Common Areas to be determined by Landlord sufficient for drinking purposes;

B. At all times, so long as it is available from the appropriate utility company, electric current to the Premises sufficient to provide standard office lighting and to operate the usual types of fractional horsepower office business machines during normal business hours of generally recognized business days; provided, however, Tenant shall pay for any electric current used in excess of such amounts as reasonably determined and allocated by Landlord;

C. From 8:00 a.m. to 6:00 p.m. Monday through Friday (excepting generally recognized holidays), so long as electricity sufficient to operate such system(s) is available from the appropriate utility company, heating, ventilating and air conditioning (“HVAC”) service sufficient to heat, ventilate and/or air condition the Premises as reasonably required; provided, however, Landlord shall not charge Tenant for any after-hours HVAC usage for the comfortable use and occupancy of the Premises during said periods of time for general office use;

D. Daily janitorial service (except on Saturdays, Sundays and generally recognized holidays); and

E. Tenant acknowledges that Landlord is not responsible for the security of the Premises, Building, Common Area or Property, or the protection of Tenant’s property, employees, invitees or contractors.

6.5 Services and Utilities, Tenant’s Obligation: Tenant shall arrange for, obtain, provide and pay for all other utilities or services (i.e. utilities and services other than those which Landlord has expressly agreed to provide) which may be required by Tenant in its use of the Lease Premises, such as telephone, security protection for the Premises and/or waste disposal services in excess of normal janitorial services to be provided by Landlord. If Tenant shall require water and/or electric current in excess of that agreed to be furnished or supplied by Landlord, Tenant shall first procure the written consent of Landlord and shall make satisfactory arrangements with Landlord for the supply of same and for the payment by Tenant of all costs for such excess usage in accordance with Section 6.6 of this Lease. Landlord makes no representation as to the availability of sufficient utility supply and connection, including without limitation, the number of telephone lines, for Tenant’s use at the Premises and Tenant assumes the entire risk as to such supply and availability.

6.6 Excess Usage by Tenant: If Landlord determines that Tenant is using water or electric service in excess of the amount agreed to be provided by Landlord pursuant to Section 6.4 of this Lease, then Landlord at its election may (a) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s estimate of the cost of Tenant’s excess usage of such utility service, or (b) install (or require Tenant to install) at Tenant’s sole cost, a separate meter to measure the utility service supplied to the Premises and, based upon periodic readings of such meters, periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s estimate of the cost of such excess usage. In the event Landlord shall install such a separate meter, Tenant shall pay to Landlord upon demand, (said demand may be prior to and a condition of the performance of such work) the costs incurred by Landlord in purchasing, installing and subsequently maintaining such meters. The cost of Tenant’s excess usage shall include any costs to Landlord in keeping account of such usage and all governmental fees, public charges or the like attributable to or based upon such usage (e.g. sewer use fees which are based upon water usage) to the extent of such excess usage. Tenant agrees to pay to Landlord, within ten (10) days of billing therefore, the costs for all such excess water and/or electric current used, as so reasonably estimated by Landlord.

6.7 Provider of Services: There may be a provider of telecommunications, satellite, wireless technology, or other similar service in the Building which offers services to tenants of the Building. Landlord makes no warranty, representation, endorsement, or claim regarding said provider, or regarding said services provided by said provider. Tenant’s use of said provider is at the sole discretion of Tenant and is not based upon any guarantee, assurance, endorsement, warranty or representation of Landlord. Tenant hereby agrees to hold harmless, waive, and release Landlord against any expense, claim, damage, loss, or liability, including but not limited to attorney fees and costs in defense of any action which shall be or may be caused by or arise out of anything done or omitted to be done by such provider of services, and/or regarding said services provided by said provider.

6.8 Energy and Resource Consumption: Landlord may voluntarily cooperate with the efforts of all governmental agencies or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (a) in order to maximize the efficient operation of the electrical, HVAC systems and all other energy or other resource consumption systems within the Property and/or (b) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

6.9 No Rent Reduction or Abatement: Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quantity or quantity of any service. Tenant shall not be entitled to terminate this Lease nor be entitled to any reduction in or abatement of Rent by reason of (a) Landlord’s failure to perform any maintenance or repairs to the Property, or (b) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Premises, the Building or the Property from whatever cause, or (c) the unauthorized intrusion or entry into the Premises by third parties (other than Landlord). Any of the foregoing shall not be considered to constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish or interruption in any utilities or services. Regardless of the forgoing, if the Premises should become unusable for Tenant’s permitted use for a period of five (5) consecutive days as a consequence of a cessation of utilities to the Premises due to Landlord’s active negligence or intentional misconduct, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant’s permitted use of the Premises for the period of such utility interruption that continually occurs in excess of such five (5) day period.

6.10 Tenant’s Obligation to Reimburse: As additional rent, Tenant shall pay Tenant’s Allocated Share of all increases in “Common Operating Expenses” (as defined below) over the Base Year, as set forth in Section 3.2 above. Payment shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. Tenant shall pay such share of the increase in actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within thirty (30) days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than monthly. Alternatively Landlord shall deliver to Tenant Landlord’s reasonable estimate of the increase in Common Operating Expenses it anticipates will be paid or incurred for the calendar year in question. Tenant shall pay such share of the estimated increase in Common Operating Expenses in advance in equal monthly installments due with the installment of Base Monthly Rent and as soon as reasonable practicable after the end of such calendar year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord in accordance with this Article during the just ending calendar year and the amount paid in the Base Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or a rent credit by Landlord, as the case may require, within thirty (30) days after delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant’s share of the increase in Common Operating Expenses for such calendar year over the Base Year. Tenant shall have the right, exercisable upon reasonable prior notice to Landlord in writing, to inspect Landlord’s books and records relating to Common Operating Expenses at Landlord’s or Landlord’s property manager’s office for the purpose of verifying the charges contained in such statement; provided, however, Tenant may not inspect Landlord’s books and records relating to Common Operating Expenses that are more than three (3) years old. Tenant may not withhold payment pending completion of such inspection. If less than 95% of the total rentable area of the Building is occupied during the Base Year and/or any calendar year during the term of this Lease, then Common Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Common Operating Expenses had such percentage of the total rentable area of the Building been occupied. Controllable Common Operating Expenses shall not increase by more than four percent (4%) per year over the Lease Term in any year. “Controllable Common Operating Expenses” shall be all Common Operating Expenses except for Real Property Taxes, Landlord’s insurance premiums, insurance deductibles, and utility expenses.

A. Within three (3) years after Tenant’s receipt of Landlord’s expense reconciliation statement and after delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any certified public accountant designated by it (who is not compensated on a contingency fee basis), shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous three (3) calendar years, during Landlord’s reasonable business hours and at Landlord’s office but not more frequently than once for such three year period (or any portion thereof). The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If through such audit it is determined that there is a discrepancy of more than two percent (2%) in the total of actual Common Operating Expenses, then Landlord shall reimburse Tenant for the reasonable accounting costs incurred by Tenant in performing such audit, not to exceed $5,000.00. However, if through such audit it is determined that there is a discrepancy of two percent (2%) or less, then Tenant shall reimburse Landlord for the reasonable expenses incurred by Landlord (both in house personnel and third parties) in connection with such audit, such costs not to exceed $5,000.00.

6.11 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean each and every expense incurred by Landlord to operate, maintain, repair, replace, and manage any portion of the Property, including, but not limited to, the following:

A. All costs and expenses paid or incurred by Landlord for the following: (i) maintenance of the liability, fire, property damage and other insurance relating to the Property carried by

Landlord (including the payment of reasonable “deductibles” and the pre-payment of premiums for coverage of up to one year); (ii) maintaining, repairing, operating, and replacing, when necessary, roofs, HVAC equipment, utility facilities, elevators, and other building service equipment (provided that any replacement costs shall be amortized, and the sum that shall be passed through as an Common Operating Expense shall be equal to the sum of the (a) quotient obtained by dividing the cost of the replacement by Landlord’s reasonable estimate of the number of months of useful life of such replacement plus (b) an amount equal to the cost of the replacement times 1/12 of the lesser of 10% or the maximum annual interest rate permitted by law); (iii) complying with all applicable Laws and Private Restrictions including payment of charges assessed pursuant to any Private Restrictions; (iv) operating, maintaining, repairing, cleaning, painting, restriping, and resurfacing the Common Area; and (v) replacement or installation of lighting fixtures, irrigation systems and all landscaping in the Common Area;

B. That portion of all compensation (including benefits and premiums for worker’s compensation and other insurance) paid to, or for the benefit of, employees of Landlord involved in the performance of the work described by sub-paragraphs A and B above that is fairly allocable to the Property;

C. Property management fees actually incurred with respect to a third party property manager, or if Landlord manages the Property itself, an amount equal to the greater of ten percent (10%) of Common Operating Expenses or six percent (6%) of the gross rental income of the Property; provided, however, if after the Base Year Landlord transitions from using a third party property manager to managing the Property itself, and the property management fees paid to Landlord exceed the property management fees that Landlord was paying to Landlord’s third party property manager, then, on a one-time basis, Landlord shall adjust the property management fees incurred in the Base Year to equal the new and higher property management fees paid to Landlord;

D. Nothing set forth herein shall impose upon Landlord an obligation to so repair, maintain and/or replace any items unless such obligation is otherwise expressly set forth elsewhere in this Lease.

6.12 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area, if any. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to : (a) close any part of the Common Area to prevent a dedication thereof or the accrual of any prescriptive rights therein; (b) temporarily close the Common Area to perform maintenance, (c) designate other property outside the boundaries of the Property to become part of the Property; (d) construct parking structures on any part of the Common Area; (e) change the shape, size or location of the Common Area; (f) eliminate or add any buildings or improvements; (g) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and/or (h) change the name or address of the Building. Landlord reserves the right to use the air space above the Common Area for the construction of improvements or for any other purpose. Notwithstanding anything to the contrary contained in the foregoing, Landlord shall give Tenant reasonable prior notice of any of the foregoing and Landlord shall not make any changes to the Common Area that materially adversely affects Tenant’s benefits under this Lease.

A. Joint Use Facilities. Tenant acknowledges and agrees that the Building’s conference room, the Building’s lobby, and the Building’s kitchen, are part of the Common Area of the Property and are for the use and enjoyment of all tenants at the Property. The use of the conference room is on a first come first serve basis, and reservations may currently be made through the Building’s front desk (it being acknowledged and agreed that Landlord shall have the right to determine in its reasonable discretion, from time to time, how reservations for the conference room may be made). In addition, Landlord shall have the right to adopt reasonable rules and regulations regarding the use and reservation of the conference room at any time.

6.13 Tenant’s Negligence: Tenant shall pay for all damage to the Property caused by the negligent act or omission of Tenant, its agents, employees, contractors, or invitees or by the failure of Tenant to comply with the terms of this Lease, except as otherwise provided by paragraph 9.4. Tenant shall make payment therefor on demand by Landlord.

ARTICLE 7

WASTE DISPOSAL

7.1 Waste Disposal: Tenant shall store its waste either inside the Leased Premises or in containers with lids that are kept closed (e.g. “dumpsters”) located within outside trash enclosures that are (a) fully fenced and screened in compliance with all Private Restrictions, (b) designed for such purpose to be used either exclusively by Tenant or in common with others as designated by Landlord, and (c) first approved by Landlord (in Landlord’s sole discretion). All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in containers in such manner so that the container lids are kept closed and such waste is not visible from the exterior of such outside enclosures. Except for normal janitorial trash removal, as set forth above, Tenant shall cause all of its waste to be regularly removed from the Property. Tenant shall keep all fire corridors and mechanical equipment rooms in the Leased Premises free and clear of all obstructions at all times.

ARTICLE 8

REAL PROPERTY TAXES

8.1 Real Property Taxes Defined: The term “Real Property Taxes” as used herein shall mean (a) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (i) the value, occupancy or use of the Property (as now constructed or as may at any time hereinafter be constructed, altered or otherwise changed), (ii) the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Property, (iii) the gross receipts, income, and rentals from the Property, or (iv) the use of energy within the Property; (b) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Property; (c) any excise, transaction, sales, privilege or other tax now or hereafter imposed upon Landlord as a result of any leases for any portion of the Property; (d) all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax; and (e) all assessments charged by any property owners’ associations established with respect to the Leased Premises or otherwise levied against the Leased Premises pursuant to the Private Restrictions. If at any time during the Lease Term the taxation or assessment of the Property shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (a) on the value, use or occupancy of the Property, (b) on or measured by the gross receipts, income, or rentals from the Property, or on Landlord’s business of leasing the Property, or (c) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

8.2 Tenant’s Obligation to Reimburse: As additional rent, Tenant shall pay Tenant’s Allocated Share of the increase all Real Property Taxes assessed against the Property which become due during the Lease Term over and above the Base Year. Tenant shall pay its share of the Real Property Taxes increases (a) within twenty (20) days after being billed for the same by Landlord, or (b) no later than ten (10) days before such Real Property Taxes become delinquent, whichever last occurs. Alternatively Landlord shall deliver to Tenant Landlord’s reasonable estimate of the increase in taxes it anticipates will be paid or incurred for the calendar year in question. Tenant shall pay such share of the estimated increase in taxes in advance in equal monthly installments due with the installment of Base

Monthly Rent and within a reasonable time after the end of such calendar year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual taxes paid or incurred by Landlord in accordance with this Article during the just ending calendar year, and the amount paid for the Base Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or a rent credit by Landlord, as the case may require, within twenty (20) days after delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of the increase of all taxes for such calendar year. If requested by Tenant in writing within thirty (30) days of receipt of a bill for Tenant’s Allocated Share of the increase in Real Property Taxes, Landlord shall furnish Tenant with such evidence as is reasonably available to Landlord with respect to the amount of any increase in Real Property Tax which is part of such bill. Landlord acknowledges and agrees that Real Property Taxes for the Base Year will be grossed up to reflect a full assessment of Real Property Taxes for the Base Year. Tenant may not withhold payment of such bill pending receipt and/or review of such evidence. If any Lender requires Landlord to impound Real Property Taxes on a periodic Basis during the Lease Term, then Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this Article to Landlord on the same period basis in accordance with the Lender’s requirements. Landlord shall impound the Real Property Tax payments received from Tenant in accordance with the requirements of the Lender. If any assessments are levied against the Property, Landlord may elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

8.3 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant, Tenant’s estate in this Lease, the property of Tenant situated upon the Property, or Leasehold Improvements, which become due during the Lease Term.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain in full force and effect during the Lease Term the following insurance:

A. Tenant shall maintain a policy or policies of commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Leased Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance coverage set forth in Article 1. Such commercial general liability insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord as set forth in Article 10. If Landlord’s Lender or Landlord’s insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall increase such coverage to such amount as Landlord’s Lender, insurance advisor or counsel reasonably deems adequate, not to exceed the level of coverage then commonly carried by comparable businesses similarly situated.

B. Tenant shall maintain a policy or policies of fire and property damage insurance in “Special Risk” form with a sprinkler leakage endorsement (if the Building contains fire sprinklers) insuring the personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Leased Premises for the full replacement cost thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

C. If Tenant undertakes or authorizes any construction, alteration, improvements or the like in the Leased Premises, then Tenant shall maintain contingent liability and broad form builder’s risk insurance with coverage in an amount satisfactory to Landlord.

D. Tenant shall maintain a policy or policies of workers compensation insurance and any other employee benefit insurance sufficient to comply with all workers compensation Laws.

E. Landlord and Landlord’s Lender, if any, shall be named as additional insureds on the policies of insurance described in this Article. Landlord, as an additional insured, shall be entitled to coverage commensurate with the Tenant’s indemnification obligations as set forth in Section 10.2. All insurance required by this Article (i) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (ii) shall be in a form satisfactory to Landlord, (iii) shall be carried with companies reasonably acceptable to Landlord, (iv) shall contain a “cross liability” provision providing in substance that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss suffered by Landlord by reason of the negligence of Tenant, and (v) shall not have a “deductible” in excess of Ten Thousand Dollars ($10,000.00) per occurrence. Tenant shall provide that such policies shall not be subject to cancellation or change except after at least fifteen (15) days prior written notice to Landlord. Copies of such policy or policies, or duly executed certificates for them, together with satisfactory evidence of the payment of the premium therefor, shall be deposited with Landlord prior to the time Tenant enters into possession of the Leased Premises and upon renewal of such policies, but not less than three (3) days prior to the expiration of the term of such coverage.

9.2 Landlord’s Insurance: During the Lease Term, Landlord shall have the following obligations and options regarding insurance:

A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss of rents and from physical damage to the Leased Premises with coverage limits as Landlord may elect up to not less than 80% of the full replacement cost. Landlord may so insure the Leased Premises separately, or may insure the Leased Premises with other buildings and improvements which Landlord elects to insure together under the same policy or policies. The foregoing notwithstanding, such fire and property damage insurance, at Landlord’s election, (i) may be written in so-called “all-risk” form to include such perils as are commonly covered by such form of coverage, (ii) may provide coverage for physical damage to the improvements so insured up to the then full replacement cost thereof, (iii) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, (iv) may provide coverage for loss of rents for a period of up to twelve (12) months, and (v) may contain “deductibles” of One Thousand Dollars ($1,000.00) per occurrence or such greater amount as selected by Landlord. Landlord is not obligated to cause such insurance to cover any Trade Fixtures, Leasehold Improvements, or any inventory or other personal property of Tenant. If Landlord increases the level of coverage during the Lease Term, the cost of such insurance shall be adjusted for the Base Year so that Tenant is only liable for any increases in costs over Base Year for the same coverages.

B. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring or resulting from an occurrence in, on or about the Common Areas of the Property, with combined single limit coverage as Landlord may, in good faith, from time to time determine is consistent with the level of coverage then commonly carried by comparable businesses similarly situated.

9.3 Tenant’s Obligation to Reimburse: The cost of the insurance which Landlord is either obligated or elects to carry pursuant to this Article 9 and any deductible amount paid by Landlord and excluded from the coverage of such insurance shall be a common area expense pursuant to Article 6. If Landlord’s insurance rates are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Leased Premises and Landlord does not elect to terminate the Lease, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor. If less than 95% of the total rentable area of the Property is occupied during the Base Year or any calendar year during the term of this Lease, then Landlord’s insurance costs under this Article 9 shall be adjusted to equal Landlord’s reasonable estimate of Landlord’s insurance costs had 95% of the total rentable area of the Property been occupied.

9.4 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy required to be carried by either of the parties, hereunder, which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; provided, however, that any such person or entity shall not be released from such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the insured. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use its reasonable efforts, at reasonable cost, to cause each insurance policy required to be obtained by it, hereunder, to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy.

ARTICLE 10

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees, damage to Tenant’s property, or loss to Tenant’s business resulting from any cause, provided, however, that Landlord shall not be released from liability for loss or damage caused solely by its willful misconduct or gross negligence. Except as set forth above, Tenant’s sole remedy is to rely upon insurance it is either required to maintain hereunder or may obtain to adequately cover such potential losses.

10.2 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord and its employees and agents, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage (a) resulting from any cause or causes whatsoever (other than the willful misconduct or sole negligence of Landlord) occurring in or about or resulting from an occurrence in or about the Leased Premises during the Lease Term or while Tenant is occupying the Leased Premises, or (b) resulting from the breach of this Agreement, or the negligence or willful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination and the date Tenant vacates possession of the Leased Premises.

10.3 Indemnification of Tenant: Landlord shall hold harmless, indemnify and defend Tenant and its employees and agents, with competent counsel reasonably satisfactory to Tenant, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from the breach of this Agreement by Landlord, or the gross negligence or willful misconduct of Landlord, its agents, employees and contractors, wherever the same may occur. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

ARTICLE 11

DAMAGE TO LEASED PREMISES

11.1 Landlord’s Duty to Restore: Except as set forth above, if the Leased Premises are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Leased Premises unless the Lease is terminated by either Landlord or Tenant pursuant to this Article. All insurance proceeds available from fire and property damage insurance carried by Landlord pursuant to Article 9 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to this Article then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Leased Premises as they existed as of the Commencement Date, excluding any Leasehold Improvements, Trade Fixtures, and/or personal property constructed or installed by Tenant in the Leased Premises. Tenant shall forthwith replace or fully repair all Leasehold Improvements and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction.

11.2 Landlord’s Right to Terminate: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate, not later than thirty (30) days after receipt of a written notice from Tenant, following such damage, requesting Landlord’s election:

A. The Leased Premises or Building is damaged by any peril either (i) covered by the type of insurance Landlord is required to carry pursuant to Article 9 or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that more than Twenty Five (25) percent of the Building or Leased Premises is materially damaged or destroyed.

B. The Leased Premises or the Building is damaged by any peril both (i) not fully covered by the type of insurance Landlord is required to carry pursuant to Article 9 and (ii) not fully covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, unless Tenant elects to pay to Landlord the uninsured amount necessary to fully restore the Leased Premises or Building, in which case the Lease shall not terminate. Such election by Tenant must be made, in writing, within ten (10) days of notice from Landlord that some or all of the damage is uninsured and Tenant must deposit with Landlord the full amount of the estimated uninsured damage within ten (10) days of receipt of Landlord’s estimate(s), and following completion Tenant shall immediately pay the deficiency or shall be credited the overpayment, as appropriate, based upon the actual restoration costs and payments made by Tenant.

C. The Leased Premises are damaged by any peril during the last six (6) months of the Lease Term to such an extent that the reasonable time to restore the Leased Premises exceeds Sixty (60) days provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease for a period of at least two (2) years and Tenant exercises such option to so further extend the Lease Term within ten (10) days following the date of such damage, or

D. The Building is damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Article, or (iii) such damage is not fully covered by insurance then in effect or required to be maintained by Landlord as set forth herein.

11.3 Tenant’s Right to Terminate: If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Should the Leased Premises be reasonably unsuitable for Tenant’s continued use of the same as a result of such damage, Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within One Hundred Eighty (180) days after the date of such damage, or

B. The Leased Premises are damaged by any peril within the last twelve (12) months of the Lease Term (and an option to extend, if any, has not been exercised), and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within Sixty (60) days after the date of such damage.

11.4 Abatement of Rent: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent shall be temporarily abated during the period of restoration based upon the ratio of the square footage of the Leased Premises in proportion to the square footage of the portion of the Leased Premises damaged or destroyed and not actually occupied by Tenant. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant’s property or loss to Tenant’s business caused by such damage or restoration.

11.5 Waiver of Statutory Rights: Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of casualty loss or destruction, the rights of Tenant in such instance shall be determined by this Article 11.

ARTICLE 12

CONDEMNATION

12.1 Taking of Leased Premises: If all or any part of the Leased Premises or more than twenty-five percent (25%) of the Common Area is taken by means of (a) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, (b) a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending, or (c) any taking by inverse condemnation (a “Condemnation”), then Landlord shall have the option to terminate this Lease. If all or any part of the Leased Premises or Common Area are taken by Condemnation and the Leased Premises or Common Area cannot be reconstructed within one hundred and eighty (180) days and thereby made reasonably suitable for Tenant’s continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease. Any such option to terminate by either Landlord or Tenant must be exercised within a reasonable period of time, not to exceed 20 days after notice of the taking, to be effective as of the date that possession of the Leased Premises is taken by the condemnor.

12.2 Restoration Following the Taking: If any part of the Leased Premises or any Common Area is taken by Condemnation and this Lease is not terminated, then Landlord shall make such repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit, but Landlord shall not be obligated to (a) spend more than the amount of any condemnation award recovered by Landlord for such restoration to the Leased Premises, or (b) deviate significantly from the work originally required to construct the Leased Premises.

12.3 Abatement of Rent: Except in the case of a temporary taking, if any portion of the Leased Premises is taken by Condemnation and this Lease is not terminated, then as of the date possession is taken, the Base Monthly Rent shall be reduced in the same proportion that the square footage of that part of the Leased Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original square footage of the Leased Premises.

12.4 Temporary Taking: If any portion of the Leased Premises is temporarily taken by Condemnation for a period which does not extend beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Leased Premises for the Permitted Use, and such taking is to continue for a period of one hundred eighty (180) days or longer, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor, so long as notice is provided of such termination within 20 days of knowledge of such taking and that such taking is to exceed one hundred eighty (180) days.

12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Leased Premises or any Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award, provided, however, that Tenant shall be entitled to receive any Condemnation award that is made directly to Tenant (a) for the taking of personal property or Trade Fixtures belonging to Tenant or (b) for the interruption of Tenant’s business or for its moving costs.

12.6 Waiver of Statutory Rights: Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of any Condemnation, the rights of Tenant in such instance shall be determined by this Article 12.

ARTICLE 13

DEFAULTS AND REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of this Lease, allowing Landlord to pursue any of the remedies set forth below or any other remedies afforded by law or equity, if any of the following events occur:

A. Tenant fails to pay any payment obligation (Base Monthly Rent, Additional Rent and/or any other monetary payments due hereunder) when due;

B. Tenant fails to perform any term, covenant, or condition of this Lease, except those payment obligations referred to in the immediately preceding subparagraph, and Tenant fails to cure such default within thirty (30) days after delivery of written notice from Landlord informing Tenant of such default or Tenant fails to commence such cure within such 30-day period and thereafter continuously, with due diligence, prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period. It is expressly agreed that such 10 day notice of Landlord may be in the form of notice pursuant to Nevada Revised Statutes §40.2516, or any successor statute, providing 30 days to cure and if Tenant fails to so cure no further such notice shall be required of Landlord to commence an unlawful detainer proceeding;

C. Tenant makes an assignment, sublease, or other Transfer in violation of Article 14;

D. Tenant makes a general assignment of its assets for the benefit of its creditors;

E. There occurs an attachment of execution on, the appointment of a custodian or receiver with respect to, or other judicial seizure of (i) substantially all of Tenant’s assets, (ii) any property of Tenant essential to the conduct of Tenant’s business in the Leased Premises, or (iii) the leasehold created by this Lease, and Tenant fails to obtain a return or release of such property within ninety (90) days thereafter or prior to sale or other disposition, whichever is earlier; or

F. A court makes or enters any decree or order with respect to Tenant or Tenant submits to or seeks a decree or order (or a petition or pleading is filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or statute of the United States or any state thereof, or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; provided, however that if any such petition, decree or order is not voluntarily filed or made by Tenant, that Tenant shall not be in default until such petition, decree or order remains undischarged for a period of ninety (90) days.

13.2 Landlord’s Remedies: In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative: (1) re-enter the Leased Premises in the manner provided by law, (2) declare this Lease at an end and terminated, (3) recover from Tenant the Rent due and to become due under the Lease, and for any actual damages sustained by Landlord, and (4) continue this Lease in effect and relet the Leased Premises on such terms and conditions as Landlord may deem reasonably advisable with Tenant remaining liable for the monthly rent and all other sums payable under this Lease, plus the reasonable cost of obtaining possession of the Leased Premises and of reletting the Leased Premises, including broker’s commissions, and of any repairs and alterations necessary to prepare the Leased Premises for reletting, less the rentals actually received from such reletting, if any. Landlord shall use reasonable efforts to mitigate damages and relet the Leased Premises. Any recovery of future rent from Tenant, will be discounted if and to the extent the same is required by law. Nothing in this paragraph shall limit Landlord’s right to indemnification from Tenant as provided in Article 10.

13.3 Cumulative Remedies of Landlord: No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Leased Premises unless written notice of such intention be given to Tenant. Neither acceptance of Rent by Landlord, nor acceptance of partial payment of Rent or other partial performance, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, the breach shall be a continuing one. The mention in the Lease of any remedies shall not be deemed to be a waiver by Landlord of any other or further remedies available at law or in equity or under other provisions of this Lease, all of which are expressly preserved and shall be available to Landlord including, without limitation, Landlord’s statutory lien rights.

13.4 Landlord’s Default and Tenant’s Remedies: In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously, with due diligence, prosecutes such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant may proceed in law or in equity to compel Landlord to perform its obligations. Tenant waives the provisions of any Laws regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease. Without limiting the foregoing, Tenant waives any and all rights to assert constructive eviction. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of Nevada, or under any other present or future law.

13.4 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt of acceptance by Landlord of any rent with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of the Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this paragraph as “Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as “Transfer”), whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) assign or otherwise transfer its interest in this Lease or in the Leased Premises; (ii) sublet all or any part of the Leased Premises or allow it to be sublet, occupied, or used by any person or entity other than Tenant; (iii) transfer any right appurtenant to this Lease or the Leased Premises; (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (v) terminate or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorney’s fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys’ fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to subparagraph B, below, and (iii) contains the agreement of the proposed Transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall constitute a default by Tenant and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this paragraph as to any subsequent transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to sublease up to twenty-five percent (25%) of the Leased Premises, without first obtaining Landlord prior written consent, and such subletting shall not be considered a Transfer hereunder, so long as such subleased space is not separately demised.

B. Tenant shall give Landlord at least twenty (20) days prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed Transferee; (ii) an audited financial statement, if available, or an unaudited financial statement if an audited statement is not available, of the Transferee prepared in accordance with generally accepted accounting principles for a period ending not more than one year prior to the proposed effective date of the Transfer; (iii) the nature of the proposed Transferee’s business to be carried on in the Leased Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant and (vi) such other information as may be reasonably requested by Landlord. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information required by this subparagraph. Landlord may not withhold its consent to a Transfer solely because the proposed Transferee is an existing tenant in the Building.

C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to withhold its consent to such Transfer, as permitted pursuant to this Article, or to exercise any of the rights set forth in this subparagraph, by giving Tenant written notice of its election within twenty (20) days after Tenant’s notice of intent to Transfer has been given to Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, if Landlord withholds its consent where the proposed Transferee’s net worth (according to generally accepted accounting principles) is less than the net worth of Tenant as of the Commencement Date, such withholding of consent shall be presumptively reasonable.

D. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease, provided, however, that the foregoing shall not apply to a corporation the capital stock of which is publicly traded. The phrase “controlling percentage” includes, but is not limited to, the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

E. Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent or other consideration and apply it toward Tenant’s obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant shall have the right to collect such rent or other consideration.

F. The assignment or subletting by Tenant of all or any portion of this Lease or the Leased Premises to a corporation or entity which (i) is Tenant’s parent corporation, (ii) is a wholly-owned subsidiary of Tenant or Tenant’s parent corporation, (iii) is a corporation which Tenant or Tenant’s parent owns in excess of twenty-five percent (25%) of the outstanding capital stock, (iv) is the result of a merger or consolidation with Tenant and/or Tenant’s parent, or (v) acquires substantially all of Tenant’s assets (all such persons or entities described in clauses (i), (ii), (iii), (iv and (v) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under this Section 14.1 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent), provided in all instances that:

(1) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section;

(2) Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

(3) any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease;

(4) the Affiliate shall have a net worth which is at least equal to Tenant’s net worth as of the date of this Lease;

(5) the parent of the Affiliate (and a entity may not be created as a parent to limit liability) shall guaranty in writing all obligations of Tenant under this Lease in form and content reasonably acceptable to Landlord; and

(6) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

G. Notwithstanding anything to the contrary in this Section 14.1, Tenant shall have the right to assign or sublease to, or from, any other tenant in the Building, provided that all terms and conditions of this Section 14.1 shall continue to apply to such Transfer, except for Paragraph 14.1(C) (i.e., in no event may Landlord withhold its consent to such a Transfer).

14.2 By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and the Property at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer, (a) shall be automatically relieved, without any further act by any other person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer if its transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord hereunder from and after the date of such transfer, and (b) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord hereunder without limitation as to when such obligations accrue or have accrued. As used herein, the term “Landlord” shall mean the Landlord originally named herein, but following any transfer of its interest in the Leased Premises and the Property, the term “Landlord” shall thereafter mean the transferee of such interest.

ARTICLE 15

TERMINATION

15.1 Surrender of the Leased Premises: Immediately prior to the expiration or upon the earlier termination of this Lease, Tenant shall remove all Tenant’s Trade Fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Leased Premises to Landlord immediately upon expiration or the earlier termination in the same condition as existed at the Commencement Date, reasonable wear and tear excepted, with (a) all interior walls and painted surfaces cleaned, (b) all holes in walls and floors repaired, (c) all carpets cleaned, and (d) all floors cleaned; all to the reasonable satisfaction of Landlord. If Landlord so requests, Tenant shall prior to the expiration or earlier termination of this Lease or within ten (10) days of Landlord’s request, whichever is later: (a) remove any Leasehold Improvements designated by Landlord, (b) repair all damage caused by such removal and (c) restore the Leased Premises to the condition existing prior to the time such removed Leasehold Improvements were initially installed. In the alternative

Landlord may elect that Tenant pay to Landlord the amount to so restore the Leased Premises to the condition required by Landlord hereunder. If the Leased Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall be liable to Landlord for all costs reasonably incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants. Any furniture, Trade Fixtures, equipment, and other personal property of Tenant or any other person left on the Leased Premises after Tenant has abandoned, vacated, or surrendered the Leased Premises shall be deemed to be abandoned and Landlord may dispose of such property as it deems expedient, at Tenant’s expense. Notwithstanding the foregoing and/or anything to the contrary contained in this Lease, Landlord acknowledges and agrees that Tenant shall not be required to remove any of the initial Tenant Improvements (as such term is defined in Exhibit C attached hereto) at the expiration or earlier termination of this Lease.

15.2 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term without Landlord’s written consent shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Month Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent required during the last month of the Lease Term unless otherwise agreed in writing between Landlord and Tenant.

ARTICLE 16

GENERAL PROVISIONS

16.1 Landlord’s Right to Enter: Landlord and its agents may enter the Leased Premises at any time for the purpose of attending to an emergency or (upon forty-eight (48) hours prior notice to Tenant) for the purpose of (a) inspecting the same, (b) posting notices of nonresponsibility, (c) supplying any service to be provided by Landlord to Tenant, (d) showing the Leased Premises to prospective purchasers, mortgagees or tenants, (e) making necessary alterations, additions or repairs, (f) performing Tenant’s obligations when Tenant has failed to do so, and/or (g) accessing the Building utility closet, the Building timer mechanisms, and/or any other Building equipment or controls. For each of the aforesaid purposes, Landlord may enter the Leased Premises by means of a master key, and Landlord shall have the right to use any means Landlord may deem necessary to enter the Leased Premises in an emergency.

16.2 Subordination: The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Property, and any renewal, modification, consolidation, replacement, or extension thereof (a “Security Instrument”).

A. Landlord represents that, as of the date of this Lease, there are no existing Security Instruments.

B. At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Leased Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease otherwise terminates pursuant to its terms.

C. Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of the Security Deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Property in connection with the enforcement of its Security Instrument. Tenant’s failure to execute any such document or instrument shall constitute a default by Tenant.

D. With respect to a Security Instrument entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to Lessee receiving a “nondisturbance agreement” from the Security Instrument holder on the Security Instrument holder’s then current commercially reasonable form providing that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Leased Premises.

16.3 Tenant’s Attornment: Tenant shall attorn (a) to any purchaser of the Leased Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Property, (b) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (c) to the Landlord under any underlying ground lease should such ground lease be terminated.

16.4 Mortgagee Protection: In the event of any default on the part of Landlord, Tenant will give notice by certified mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

16.5 Estoppel Certificates and Financial Statements: Either party agrees, following any request by the other party, to promptly (and in no event greater than twenty (20) calendar days) execute and deliver to the requesting party an estoppel certificate upon which the requesting party and others it designates may rely (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (b) stating the date to which the rent and other charges are paid in advance, if any, (c) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or if there are uncured defaults on the part of the requesting party, stating the nature of such uncured defaults and (d) certifying such other information about this Lease as may be reasonably required by the requesting party. the responding party’s failure to deliver an estoppel certificate within twenty (20) days after delivery of the requesting party’s request therefor shall be a conclusive admission by the responding party that, as of the date of the request for such statement, (a) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (b) there are no uncured defaults in the requesting party’s performance, and (c) no rent has been paid in advance. At any time during the Lease Term, Tenant shall, upon ten (10) days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the twenty-four (24) months prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Property; provided, however, the foregoing shall not apply to any Tenant that is a public company inasmuch as its financial statements are publicly available. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

16.6 Notices: Except as provided in any applicable unlawful detainer statutes, in which case this notice provision shall not apply, any notice required or desired to be given regarding this Lease shall be in writing and may be personally served, or in lieu of personal service, may be given by mail. If given by mail, such notice shall be deemed to have been given (a) on the third business day after mailing if such notice was deposited in the United States mail, first class, postage prepaid, addressed to the party to be served at its address first above set forth (unless mailed from or to an address in Hawaii, in which case such notice shall be deemed to have been given on the fifth business day after mailing) and (b) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.

16.7 Attorneys’ Fees: Tenant agrees to pay all reasonable attorneys’ fees and other costs and expenses incurred by Landlord in enforcing any of Tenant’s obligations under this Lease. In the event either party shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings or in a separate action brought for that purpose, reasonable attorneys’ fees and court costs as may be fixed by the court.

16.8 Corporate Authority: If Landlord or Tenant is a corporation (or a partnership), such party represents and warrants that each individual executing this Lease on behalf of said corporation (or partnership) is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or in the case of a partnership, in accordance with the agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Landlord or Tenant is a corporation, such party shall, within ten (10) days after execution of this Lease and request therefor, deliver to the other a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

16.9 Additional Definitions: Any term that is given a special meaning by any provision in this Lease shall have such meaning when used in this Lease or any addendum or amendment hereto. As used herein, the following terms shall have the following meanings:

A. Agreed Interest Rate: The term “Agreed Interest Rate” shall mean an interest rate of the maximum applicable rate permitted by Law.

B. Effective Date: The term “Effective Date” shall mean the reference date of this Lease appearing above.

C. Laws: The term “Law” or “Laws” shall mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Leased Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Leased Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect.

D. Leasehold Improvements: The term “Leasehold Improvements” shall mean all improvements, additions, alterations, and fixtures hereinafter installed in the Leased Premises by Tenant or at its expense which are not Trade Fixtures.

E. Private Restrictions: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time, including, but not limited to, the Declaration of Covenants, Conditions and Restrictions for Anthem Village Center, the Supplemental Declaration relating to the Property, the Design Guidelines for Anthem Village Center, the Articles of Incorporation and Bylaws of Anthem Village Center Association, Inc. (“Association”), and any other governing documents related to the Association.

F. Trade Fixtures: The term “Trade Fixtures” shall mean anything affixed to the Leased Premises by Tenant at its expense for purposes of trade, manufacture, or ornament (except where Tenant replaced similar work or material originally installed by Landlord) that is specifically unique to Tenant’s business as opposed to being useful to tenants of the Leased Premises generally, which can be removed without injury to the Leased Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Leased Premises, provided, however, that all of Tenant’s signs shall be Trade Fixtures regardless of how affixed to the Leased Premises.

16.10 Nevada Law: This Lease shall be governed by the Laws of the State of Nevada.

16.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of Nevada. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, regardless of which party caused the same to be prepared. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its control from performing such act, including agents, invitees, contractors, subcontractors, and employees. Landlord shall not become or be deemed a partner or a joint venturer of Tenant by reason of this Lease.

16.11 Limitation on Tenant’s Recourse: Without limiting anything to the contrary set forth in this Lease Agreement, Tenant expressly agrees that Tenant shall have recourse only to Landlord’s equity in the real property (more particularly described in Exhibit “A” attached hereto) of which the Leased Premises are a part for the satisfaction of any monetary obligations hereunder and Tenant shall not have recourse against any other assets of Landlord whatsoever.

16.12 Brokers and Agents: Except for the Brokers referenced on the Lease Summary Information Sheet each party represents that no other Broker has represented such party with respect to this Lease transaction. Landlord shall pay to the Brokers a commission pursuant to a separate written agreement.

16.13 Entire Agreement: The Lease and any addenda or amendments hereto which are executed by Landlord and Tenant concurrently with this Lease and are attached hereto (and by this reference incorporated herein), are the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any representation or warranty as to (a) whether the Leased Premises may be used for the Permitted Use under existing Law or (b) the suitability of the Leased Premises or the Common Area for the conduct of Tenant’s business, or (c) the condition of any improvements located upon the Leased Premises or Common Areas. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease, and all reliance with respect to any representations is upon the representations contained herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

16.14 Waiver of Jury Trial: Tenant hereby waives the right to have any dispute relating to this Agreement or, in any way relating to Tenant’s occupancy of the Leased Premises, tried before a jury.

IN WITNESS WHEREOF, Landlord and Tenant hereafter execute this Lease as a binding agreement between them.

LANDLORD

11500 South Eastern Avenue, LLC,
a Nevada limited liability company

By:	/s/ Matthew J. Deakin
Matthew J. Deakin

Its: Agent

Date:	April 10, 2014

TENANT

Spectrum Pharmaceuticals, Inc.,
a Delaware corporation

By:	/s/ Ken Keller
Ken Keller, Executive VP and Chief Operating Officer

Date:	April 7, 2014

EXHIBIT A

PROPERTY DEPICTION

The Property is as follows:

Property Legal Description:

ALL THAT REAL PROPERTY SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 93 OF PARCEL MAPS, PAGE 74, IN THE OFFICE OF THE COUNTY RECORDER OF SAID CLARK COUNTY, NEVADA.

Property Tax ID Number: 190-06-101-005

Depiction of Property:

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EXHIBIT B

LEASED PREMISES DEPICTION

The Leased Premises are commonly known as 11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052 and are depicted as the hatch-marked areas below:

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EXHIBIT C

TENANT IMPROVEMENTS

This Exhibit (Exhibit C) is dated April 7, 2014, and is incorporated as a part of that certain Lease Agreement dated April 7, 2014 (the “Lease”), by and between 11500 South Eastern Avenue, LLC, a Nevada limited liability company (“Landlord”), and Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises commonly known as 11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052 (the “ Leased Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease. Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1. Tenant To Construct Tenant Improvements. Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements (“Tenant Improvements”) to the Leased Premises in accordance with the terms and conditions of this Exhibit C. The Tenant Improvements shall not include any of Tenant’s personal property, trade fixtures, furnishings, equipment or similar items (other than an electronic security system for the Premises).

2. Tenant Improvement Plans.

A. Preliminary Plans and Specifications. Tenant shall retain a licensed and insured architect (“Architect”) to prepare preliminary working architectural and engineering plans and specifications (“Preliminary Plans and Specifications”) for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within ten (10) business days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) business days after Tenant’s receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Final Preliminary Plans and Specifications”.

B. Final Plans and Specifications. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord’s approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings, (“Final Plans and Specifications”) for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) business days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the “Construction Documents”.

C. Miscellaneous. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord’s interest in doing so is to protect the Leased Premises, the Building and Landlord’s interest. Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the

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Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

D. Building Standard Work. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord’s building standard materials, quantities and procedures then in use by Landlord (“Building Standards”) and shall consist of improvements which are generic in nature unless otherwise agreed to by Landlord.

E. Construction Agreements. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3. Permits. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Leased Premises and/or the Building.

4. Construction.

A. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord’s obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

B. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded general contractor (“Contractor”), reasonably acceptable to Landlord, to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Proof that the Contractor is licensed in Nevada, is bonded as required under Nevada law, and has the insurance specified in Exhibit C-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit C-1.

C. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord’s reasonable satisfaction:

(i) An estimated budget and cost breakdown for the Tenant Improvements.

(ii) Estimated completion schedule for the Tenant Improvements.

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(iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

(iv) Evidence of Tenant’s procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

D. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until after Landlord has received prior notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

F. Tenant acknowledges and agrees that the agreements and covenants of the Lease shall be fully applicable to Tenant’s construction of the Tenant Improvements.

G. Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit C-1 and in the Lease, together with builders’ risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

H. No materials, equipment or fixtures shall be delivered to or installed upon the Leased Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

I. Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

J. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord’s reasonable satisfaction:

(i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy (or the jurisdictional equivalent) issued by the city in which the Leased Premises are located.

(ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

(iii) A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

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(iv) Final and unconditional mechanic’s lien waivers for all the Tenant Improvements.

(v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the county in which the Leased Premises are located, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

(vi) A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

5. Tenant Improvement Allowance.

A. Subject to Tenant’s compliance with the provisions of this Exhibit C, Landlord shall provide an allowance for the planning, designing, obtaining approvals of, permitting, and construction of the Tenant Improvements to be performed in the Leased Premises, as described in the Initial Plans and the Approved Final Drawings, in the amount of Seventy Two Thousand Seven Hundred and Twenty Dollars ($72,720.00) (the “Tenant Improvement Allowance”). Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs. The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in buildings similar to that of which the Leased Premises are located which are generic in nature and that will likely be used by a subsequent tenant for normal use of the Leased Premises (referred to herein as “Generic Improvements”). For example, Generic Improvements would include items such as new or relocated office demising walls and Building Standard electrical, any electronic security systems, plumbing and mechanical fixtures, equipment and distribution and telecommunications and network installations useable by any subsequent tenant, while items such as lab equipment and cabling and piping specific to Tenant’s business operations would not be considered Generic Improvements. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 10 below. Landlord shall pay to Tenant all or any portion of the Tenant Improvement Allowance in monthly progress payments as set forth in Section 5(B) below, and Tenant shall comply with all time requirements hereunder. The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements and shall include the cost of any signage permitted by this Lease (the “Tenant Improvement Costs”). The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.

B. Payment of the Allowance shall be made in monthly progress payments, and Tenant’s written request for each monthly progress payment shall include: (a) receipt by Landlord of unconditional mechanics’ lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work performed; (b) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (c) Tenant’s architect’s certification that all work and materials billed for has been completed and installed in the Premises. Landlord shall have the right to perform any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord to assure that the payment request is proper. The monthly progress payments of the Allowance shall be paid to Tenant within fifteen (15) days from the satisfaction of the conditions set forth in the immediately preceding sentence and Tenant’s compliance with all other terms of this agreement. Landlord shall not be obligated to pay any Allowance payment if on the date Tenant is entitled to receive the Allowance payment Tenant is in default of the Lease. Furthermore, Landlord shall have no obligation to pay to Tenant all or any portion of the Tenant Improvement Allowance unless Tenant timely complies with all time requirements hereunder and such that all work is completed and the Tenant Improvement Allowance is to be paid within eighteen (18) months from the date of the Lease.

C. Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

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D. The term “Excess Tenant Improvement Costs” as used herein shall mean and refer to the aggregate of the amount by which the actual Tenant Improvement Costs exceed the Tenant Improvement Allowance all of which shall be paid for by Tenant.

6. Termination. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

7. Change Requests. No material changes or revisions to the Approved Final Drawings which require Landlord’s consent hereunder shall be made by Tenant unless approved in writing by Landlord. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for any such changes or revisions to the Approved Final Drawings and/or for any work other than the Work described in the Approved Final Drawings (“Change Requests”) and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld and which will be confirmed by Landlord’s initialing the same, Tenant shall perform the additional work associated with the approved Change Request(s), subject to reimbursement to the extent of any then remaining balance of the Tenant Improvement Allowance.

8. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit C, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit C, the terms of this Exhibit C shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

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EXHIBIT C-1

CONSTRUCTION INSURANCE REQUIREMENTS

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A. Workers’ Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Commercial General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner’s and Contractor’s Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

Bodily Injury, Property Damage, and

Personal Injury Liability                                    $1,000,000/each occurrence

                                                                                      $2,000,000/aggregate

*	Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

Coverage should include protection for Explosion, Collapse and Underground Damage.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

Bodily Injury and Property                                $1,000,000/each occurrence

Damage Liability                                                $2,000,000/aggregate

This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Intentionally Omitted.

E. Equipment and Installation coverages in the broadest form available, but excluding coverage for Contractor’s tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of Nevada, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of the Lease to the extent such requirements are applicable.

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EXHIBIT D

COMMENCEMENT DATE AGREEMENT

Landlord:	11500 South Eastern Avenue, LLC

Tenant:	Spectrum Pharmaceuticals, Inc.

Lease Date:	April 7, 2014

Leased Premises:	11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052

Tenant hereby accepts the Leased Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is                                         ,                      .

The Expiration Date of the Lease is                                         ,                         .

The Base Rent schedule is as follows:

Period	Base Monthly Rent
- [Months 1-4]	$0.00 (Full Service Gross)*
- [Months 5-12]	$21,287.95 (Full Service Gross)
- [Months 13-24]	$21,863.30 (Full Service Gross)
- [Months 25-36]	$22,438.65 (Full Service Gross)
- [Months 37-48]	$23,589.35 (Full Service Gross)
- [Months 49-60]	$24,164.70 (Full Service Gross)

LANDLORD

11500 South Eastern Avenue, LLC,

a Nevada limited liability company

By:
Its:

Date:

TENANT

Spectrum Pharmaceuticals, Inc., a Delaware corporation

By:
Kurt A. Gustafson, Executive Vice President and Chief Financial Officer

EXHIBIT E

RULES AND REGULATIONS

1. Tenant, or its officers, agents, employees, contractors or vendors, shall not obstruct sidewalks, doorways, vestibules, halls, corridors, stairways, 1obbies and other common areas (the “Public Areas”) with refuse, furniture, boxes, or other items. The Public Areas shall not be used for any purpose other than ingress and egress to and from Leased Premises, or for going from one part of the Building to another part of the Building. Tenant’s doors to the Leased Premises shall not be blocked open and shall remain closed at all times unless first approved in writing by Landlord in its sole discretion.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted on or affixed to any portion of the Building or Leased Premises or other parts of the Building. Including within Tenant’s Leased Premises, which are visible from any Public Areas or the Building exterior, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord at its sole discretion. The Leased Premises shall be identified by a standard suite sign, which Landlord shall order at Tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at Tenant’s expense.

4. Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything there in, that will in any way increase the possibility of fire or other hazard or increase rate of fire or other insurance on the Building. Tenant shall not use or keep in the Building any Inflammable or explosive fluid or substance or any illuminating materials. No space heater or portable fans shall be operated in the Building. Tenant must submit to Landlord a certificate of Fire Retardancy for any fresh evergreens (i.e., Christmas tree, wreaths) to be brought onto the Leased Premises.

5. Tenant shall notify Landlord when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Landlord on such conditions as Landlord may require at its sole discretion. Landlord shall have the power to prescribe the weight and position of heavy equipment or other objects, which may overstress any portion of the Building. All damage done to the Building by such heavy items will be repaired at the sole expense of the responsible Tenant,

6. During normal business hours, Tenant may receive routine deliveries at the Leased Premises (i.e., office supplies, bottled water, mail couriers and parcel shipments). All such deliveries must be made via the Building’s designated service access route and under no circumstances through the front lobby door. Tenant’s initial move-in, move-out and all other non-routine deliveries (i.e., furnishings, large equipment) must occur after normal business hours and only after written permission is obtained from Landlord, on such conditions as Landlord may require in its sole discretion.

7. Tenant shall cooperate with Landlord in keeping the Leased Premises neat and clean.

8. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Leased Premises, or otherwise interfere, injure or annoy in any way other Tenants in the Building, or persons having business with them.

9. No animals shall be brought into or kept in or about the Building, with the exception of aid animals such as Seeing Eye dogs.

10. When conditions are such that Tenant must dispose of small shipping crates or boxes, it will be the responsibility of Tenant to break down and dispose of same in the refuse container designated by Landlord. The disposal of large shipping crates or boxes (or other large objects or quantities), which in Landlord’s sole determination could overload the designated refuse container, must be accommodated through Tenant’s mover or vendor or may otherwise be prearranged through Landlord at an additional charge to Tenant’s account.

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11. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, facsimile equipment and personal computer equipment shall be operated on the Leased Premises unless first approved in writing by Landlord in its sale discretion.

12. No bicycles, motorcycles or similar vehicles will be allowed in the Building. Segways and other similar multi-purpose motorized vehicles shall not be allowed in the building unless, and only to the extent that, they are necessary to assist a bona fide medical condition and do not otherwise interfere with the operation of the Building or the use of the Building by other tenants.

13. No nails, hooks, or screws shall be driven into or inserted in any part of the Building unless first approved in writing by Landlord in its reasonable discretion.

14. After normal business hours, Landlord reserves the right to exclude from the Building any person who does not possess an authorized means of access such as a key, card key, or a prearranged written authorization and who is otherwise not an employee or guest of Tenant. Tenant and its officers, agents or employees shall utilize card keys only as instructed by Landlord and in no event shall Tenant allow access to anyone, other than its officers, agents, employees, guests or vendors.

15. Canvassing, soliciting and peddling in Public Areas, or otherwise within the Building, are strictly prohibited. Unless otherwise approved by Landlord in writing, Tenant shall not use the Leased Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants in the Building or the general public. Tenant shall not use the Leased Premises for any business or activity other than that specifically provided for in Tenant’s lease. Tenant shall not make door-to-door solicitation of business from other tenants in the Building.

16. Landlord shall initially provide tenant up to five (5) keys to the Leased Premises. Tenant shall make no duplicates of such keys. Additional keys shall be obtained only from Landlord at a cost of material + 10% plus labor fee of $40/hr (minimum labor fee $20). Replacement of door locks will be at cost of material + 10% plus labor fee of $40/hr (minimum labor fee $20). Any keying of offices within the Leased Premises must be done by Landlord’s locksmith. Upon termination of Tenant’s lease, Tenant shall surrender all keys to the Leased Premises (and, if applicable, card keys and key fobs) to Landlord and shall otherwise give Landlord the combination of all locks on the Leased Premises. If applicable, initial five (5) key fobs for security access to the building will be provided to the Tenant. Replacement key fobs will be at a cost of $12/each.

17. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units us routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be billed to Tenant. The lighting and air conditioning equipment of the Building is the within the exclusive control of Landlord and its employees.

18. Tenant shall comply with all parking rules and regulations as posted and distributed by Landlord from time to time.

19. No portion of the Building shall be used for the purpose of lodging rooms.

20. Tenant shall use commercially reasonable efforts not to waste electricity, water or other utilities. Tenant will comply with any governmental energy-saving rules, laws or regulations of which Tenant has received notice. Tenant agrees to cooperate fully with Landlord to assure the effective operation of the Building’s Heating and air conditioning and to refrain from adjusting thermostat controls.

21. Tenant shall not place vending machines or dispensing machines of any kind in the Leased Premises, unless first approved in writing by Landlord in its sale discretion.

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22. Landlord’s written approval, which shall be at Landlord’s sole discretion, must be obtained prior to changing from the standard blinds. Landlord will control all blinds and internal lighting that may be visible from the exterior or Public Areas of the Building and shall have the right to change any unapproved blinds and lighting at Tenant’s expense.

23. Except as provided in the Lease, Tenant shall not make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may require in its sole discretion. Except as otherwise directed by Landlord, all such work shall be done by Landlord or by Landlord’s contractors and/or workers approved by Landlord (at Tenant’s expense), who must work under Landlord’s supervision and within Landlord’s standards and guidelines.

24. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address, without Landlord’s prior written approval, which may be given on such conditions as Landlord may require in its sole discretion.

25. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency, Landlord has the right to evacuate the Building in the event of all emergency or catastrophe. Landlord reserves the right to prevent access to the Building in cases of invasion, mob, riot, bomb threat, public excitement or other commotion by closing the doors or by taking other appropriate action.

26. Tenant assumes any and all responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked when the Leased Premises are not fully inhabited.

27. Smoking is permitted outside in designated areas only.

28. Tenant shall have the non-exclusive us of the common area amenities to the Building. Such amenities shall include the kitchen, balcony and related furniture and conference room. A Tenant’s use of such amenities must be coordinated through the building management. Each Tenant is responsible for returning the condition of such amenities in the same condition in which it was found.

29. Landlord has the right to designate a property management company to, among other things, monitor and enforce the Rules and Regulations,

30. Tenant is solely responsible for the cost to maintain and repair any and all “Above Standard” items installed within their Leased Premises (i.e., computer room air conditioning unit, sinks, garbage disposals, dishwashers, custom locking devices, specialty lighting. private restroom fixtures. etc.)

31. Subject to the terms and conditions of the Lease, Landlord, in its reasonable discretion, reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations that are customary in the industry as shall from time to time be required for the successful and professional operation of’ the Building, which rules shall be binding upon each tenant and its officers, agents, employees, guests and vendors upon delivery to tenant.

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ADDENDUM ONE

TENANT’S RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE

This Addendum (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated April 7, 2014 (the “Lease”), by and between 11500 South Eastern Avenue, LLC, a Nevada limited liability company (“Landlord”), and Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises commonly known as 11500 S. Eastern Avenue, Suites 220, 240 & 270, Henderson, Nevada 89052 (the “Leased Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Right of First Offer. During the of Lease Term, Tenant shall have a one time right of first offer (“First Offer Right”) to lease that certain space more commonly known as 11500 S. Eastern Avenue, Suite 250, Henderson, Nevada 89052 as is depicted on Exhibit A, attached hereto (the “First Offer Space”), which may become available for lease as provided hereinbelow and as determined by Landlord. For purposes hereof, the First Offer Space shall become available for lease to Tenant when Landlord decides to begin marketing such space for lease and, in any event, before Landlord executes a lease for such space to any tenant other than Imagine Marketing. Notwithstanding anything herein to the contrary, Tenant’s First Offer Right set forth herein shall be subject and subordinate (i) to all expansion, first offer and similar rights currently set forth in any lease which has been executed as of the date of execution of the Lease, as such leases may be modified, amended or extended, and (ii) to any negotiations between Landlord and the existing tenant in the First Offer Space, Imagine Marketing (collectively, the “Superior Rights”).

2. Terms and Conditions. Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space will or has become available for lease as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant’s First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of such space. Any such Landlord’s First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth, the anticipated date upon which the First Offer Space will be available for lease by Tenant. As of the commencement of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space or the Building have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant’s business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3. Procedure for Acceptance. On or before the date which is ten (10) days after Tenant’s receipt of Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the one-time right to elect either to: (i) expand the Leased Premises to include the entire First Offer Space described in the First Offer Notice upon the same rental rate then in effect hereunder and the same other terms as in the Lease (with the Base Monthly Rent and Tenant’s Allocated Share increased proportionately based on the square footage increase of the Leased Premises); or (ii) refuse to lease such First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord’s First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease the First Offer Space. If Tenant elects or is deemed to have elected not to lease the First Offer Space, then Tenant’s First Offer Right set forth in this Addendum shall terminate and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

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4. Lease of First Offer Space. If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall provide Landlord a non-refundable deposit, equivalent to the first month’s Base Monthly Rent for the First Offer Space and the parties shall have ten (10) business days after Landlord receives Tenant’s Election Notice and deposit from Tenant in which to execute an amendment to the Lease adding such First Offer Space to the Leased Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth above except that the commencement date of the First Offer Space shall be the date of its availability for Tenant. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord’s First Offer Notice, and Tenant may not elect to lease only a portion thereof.

5. Limitations on, and Conditions to, First Offer Right. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following events occur or any combination thereof occur: (i) Tenant is then in default of the performance of any of the covenants, conditions or agreements to be performed under the Lease, or Tenant has been in default of the performance of any particular covenant, condition or agreement to be performed under the Lease on more than three (3) separate occasions; and/or (ii) on the scheduled commencement date for Tenant’s lease of the First Offer Space, Tenant is in default under the Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Leased Premises; and/or (iv) Tenant has failed to exercise properly this First Offer Right in a timely manner in accordance with the provisions of this Addendum; and/or (v) if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease; and/or (vii) Tenant has previously elected not to lease all or any portion of the First Offer Space following notice from Landlord as set forth above. In addition, Tenant’s First Offer Right to lease the First Offer Space is personal to the original Tenant executing the Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Premises.

6. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent that could claim a commission through Tenant as a result of this First Offer Right. If Tenant has dealt with any person, real estate broker or agent with respect to this First Offer Right, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs. Landlord warrants that it has had no dealings with any real estate broker or agent that could claim a commission through Landlord as a result of this First Offer Right. If Landlord has dealt with any person, real estate broker or agent with respect to this First Offer Right, Landlord shall be solely responsible for the payment of any fee due to said person or firm, and Landlord shall indemnify, defend and hold Tenant free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

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EXHIBIT A TO ADDENDUM ONE

DEPICTION OF FIRST REFUSAL SPACE

The First Refusal Space is commonly known as 11500 S. Eastern Avenue, Suite 250, Henderson, Nevada 89052 and is depicted as the hatch-marked area below:

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